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                                                                EXHIBIT 10.4(ii)

                                 First Amendment
                                       To
                           Green Employment Agreement

This is an amendment ("First Amendment") to the Employment Agreement dated April 17, 2000 by and between Navigation Technologies Corporation and Judson Green, and is made as of August 15, 2001.

1. All capitalized terms used herein shall have the meanings ascribed to them in the Employment Agreement.

2.       The Employment Agreement is amended as follows:

         i. The definition of "Good Cause" is added to Section 2(g) as follows:

                  ""Good Cause" shall mean (i) a significant diminution by NavTech of Green's duties and responsibilities as compared to the duties and responsibilities of Green as of the date of this First Amendment, and/or (ii) a reduction by NavTech of Green's Base Annual Compensation and/or target bonus."

         ii. In the first sentence of Section 2(e), after "NavTech Breach (as defined below)" in the clause "or Green terminates his employment with NavTech other than as a result of a NavTech Breach (as defined below)", insert "and/or for Good Cause (defined below)".

         iii. The first sentence of Section 2(f) is amended and restated in its entirety as follows:

                  "In the event that Green's employment is terminated by NavTech without Cause or by Green as a result of a NavTech Breach and/or for Good Cause, or in the event that Green terminates his employment within 60 days of a Change of Control, NavTech will provide Green with the following:"

         iv. In the event that during the next twelve (12) months there is a Change of Control and, during such twelve-month period, Green is terminated for any reason other than Cause or Green terminates his employment due to a NavTech Breach and/or for Good Cause, whether prior to or after such change of control, then NavTech shall, in addition to the sums required to be paid under Section 2(f)(i)-(iii), pay Green additional severance pay equal to two (2) years Base Annual Compensation and target bonuses.

4. The provisions set forth in paragraphs 2 above shall supercede any provision to the contrary or inconsistent therewith in the Employment Agreement. Except as expressly



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                  provided herein, all of the terms and conditions set forth in the Employment Agreement shall remain in full force and effect and shall be unaffected by this First Amendment.


AGREED TO BY:

NAVIGATION TECHNOLOGIES CORPORATION        JUDSON GREEN


By:      /s/ Richard de Lange              /s/ Judson Green
         -----------------------------     -----------------------------------

         Signature                         Signature

Print Name:  Richard de Lange

Title:  Chairman of the Board